                                                                     EXHIBIT 3.2
                      THIRD AMENDED AND RESTATED BY-LAWS

                                      OF

                                 VENCOR, INC.


                                   ARTICLE I

                                    OFFICES
                                    -------


     1.1.  REGISTERED OFFICE.  The registered office of the Corporation shall be
           -----------------
in the City of Wilmington, County of New Castle, State of Delaware.

     1.2.  OTHER OFFICES.  The Corporation may also have offices at such other
           -------------
places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

     1.3.  FISCAL YEAR.  The Board of Directors of the Corporation shall have
           -----------
the power to fix, and from time to time change, the fiscal year of the Corporation.


                                  ARTICLE II

                                 STOCKHOLDERS
                                 ------------

     2.1.  ANNUAL MEETING.  The annual meeting of the stockholders of the
           --------------
Corporation, for the election of directors, the consideration of financial statements and other reports, and the transaction of such other business as may properly be brought before such meeting, shall be held no later than six months following the end of the Corporation's fiscal year. The meeting shall be held at such time and on such date as may be designated by the Board of Directors of the Corporation. In the event the annual meeting is not held or if directors are not elected at the annual meeting, a special meeting may be called and held for that purpose.

     2.2.  BUSINESS TO BE CONDUCTED.  At an annual meeting of stockholders, only
           ------------------------
such business shall be conducted (including but not limited to, election of directors), and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (a) by, or at the direction of, the Board of Directors or (b) by a stockholder of the Corporation who complies with the procedures set forth in Article II. For business or a proposal (including but not limited to, the nomination of any person for election as a director of the Corporation) to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of
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business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

     A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, (iv) a description, in 500 words or less, of any interest of the stockholder in such proposal, and (v) a representation that the stockholder is a holder of record of stock of the Corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Article II.

     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by this Article II, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
Notwithstanding the foregoing, nothing in this Article II shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board of Directors.


     2.3.  SPECIAL MEETINGS.  Special meetings of stockholders, unless otherwise
           ----------------
prescribed by statute, may be called at any time only by the Board of Directors or the Chairman of the Board of the Corporation.

     2.4.  PLACE OF MEETING.  All meetings of the stockholders for the election
           ----------------
of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place either within or without the State of Delaware as shall be stated in the notice of such meeting.

     2.5.  NOTICE OF MEETINGS AND ADJOURNED MEETINGS.  Written notice of the
           -----------------------------------------
annual meeting or a special meeting stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.6.  STOCKHOLDERS LIST.  The officer who has charge of the stock ledger of
           -----------------
the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders,

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a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


     2.7.  QUORUM AND ADJOURNMENT.  At any meeting of stockholders, the holder
           ----------------------
of a majority of the issued and outstanding shares of stock entitled to vote present in person or represented by proxy shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or a majority of the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be presented or represented.

     2.8.  VOTING.  When a quorum is present or represented at any meeting, the
           ------
vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Delaware General Corporation Law or of the Certificate of Incorporation or of these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

     2.9.  PROXIES.  At each meeting of the stockholders, each stockholder
           -------
shall, unless otherwise provided by the Certificate of Incorporation, be entitled to one vote in person or by proxy for each share of stock held by him which has voting power upon the matter in question, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

     2.10.  ACTION OF STOCKHOLDERS WITHOUT A MEETING.
            ----------------------------------------

            A. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, whether by any provision of the Delaware General Corporation Law or of the Certificate of Incorporation or these By-Laws or otherwise, such corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of eighty percent of outstanding stock. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

            B. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no

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record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.


                                 ARTICLE III

                              BOARD OF DIRECTORS
                              ------------------

     3.1.  MANAGEMENT OF CORPORATION.  The business affairs of the Corporation
           -------------------------
shall be managed by its Board of Directors.

     3.2.  NUMBER OF DIRECTORS.  The number of directors of the Corporation
           -------------------
(exclusive of directors to be elected by the holders of one or more series of the Preferred Stock of the Corporation which may be outstanding, voting separately as a series or class) shall be fixed from time to time by action of not less than a majority of the members of the Board of Directors then in office, but in no event shall be less than three nor more than eleven.

     3.3.  ELECTION OF DIRECTORS.  The directors shall be elected at the annual
           ---------------------
meeting of stockholders, or if not so elected, at a special meeting of stockholders called for that purpose; provided, however, that if the Corporation shall have no stockholders, directors may be appointed by the incorporators. At any meeting of stockholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election, and the candidates receiving the greatest number of votes shall be elected.

     3.4.  TERM.  Each director shall hold office until the next annual meeting
           ----
of the stockholders and until his successor has been elected or until his earlier resignation, removal from office, or death.

     3.5.  REMOVAL.  Any director or the entire Board of Directors may be
           -------
removed with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote in the election of directors, at a special meeting of the stockholders called for the purpose.

     3.6.  VACANCIES.  Any vacancy occurring on the Board of Directors for any
           ---------
reason, including, but not limited to, the resignation, removal, or death of a director or an increase in the number of authorized directors, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

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     3.7.  ANNUAL MEETING.  After each annual election of directors, on the same
           --------------
day, the Board of Directors may meet for the purpose of organization, the election of officers and the transaction of such other business at the place where the annual meeting of the stockholders for the election of directors is held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

     3.8.  REGULAR MEETINGS.  Regular meetings of the Board of Directors may be
           ----------------
held at such places either within or without the State of Delaware and at such time as the Board shall by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place at the same hour and on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

     3.9.  SPECIAL MEETINGS.  Special meetings of the Board of Directors shall
           ----------------
be held whenever called by the Chairman of the Board, Chief Executive Officer, a majority of the directors or stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Notice of each such meeting shall be given to each director, at least 24 hours before the day on which the meeting is to be held, in accordance with
Article IV of these By-Laws. Each such notice shall state the time and place either within or without the State of Delaware of the meeting but need not state the purpose thereof, except as otherwise provided by the Delaware General Corporation Law or by these By-Laws. Notice of any meeting of the Board need not be given to any director who is present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all of the directors then in office are present at the meeting unless a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     3.10. QUORUM.  Except as otherwise provided by the Delaware General
           ------
Corporation Law or by the Certificate of Incorporation, a majority of the total number of directors shall be required to constitute a quorum for the transaction of business at any meeting, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be necessary for the adoption of any resolution or the taking of any other action.

     3.11. TELEPHONE COMMUNICATIONS.  Members of the Board of Directors or any
           ------------------------
committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

     3.12. ACTION OF DIRECTORS WITHOUT A MEETING.  Any action required or
           -------------------------------------
permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board or such committee.

     3.13. COMPENSATION.  By resolution of the Board of Directors, each
           ------------
director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated annual stipend as director or a fixed sum for attendance at each meeting of the

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Board of Directors. No such payment shall preclude any director from serving the
Corporation in any other capacity and receiving compensation therefor.


     3.14. COMMITTEES.  The Board of Directors may, by resolution passed by a
           ----------
majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution and not prohibited by the Delaware General Corporation Law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, and shall have the power and authority to declare a dividend, to authorize the issuance of stock, and to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     3.15. GOVERNING BODIES.  Each hospital owned or operated by the
           ----------------
Corporation shall have a governing body consisting of three persons (the "Governing Board"). Unless the Board of Directors otherwise directs, the Governing Board for each hospital operated or owned by the Corporation shall be comprised of the Corporation's Vice President, Finance; Vice President, Operations; and the local hospital administrator. To the extent not prohibited by Delaware law or by resolution of the Board of Directors, the Governing Board of each hospital shall have the authority, and shall be responsible for, the day-to-day operations and conduct of the hospital as an institution. Additionally, the Governing Board shall carry out, with respect to the hospital, the functions specified in 42 C.F.R. Part 482, as may be amended from time to time or any successor section thereto, as such section may pertain to the governing bodies of the hospitals.


                                  ARTICLE IV

                                    NOTICES
                                    -------

     4.1.  NOTICES.  Whenever, under the provisions of the Delaware General
           -------
Corporation Law or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, such notice shall be in writing, and shall be hand-delivered or sent by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon pre-paid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or, in the case of notice mailed from the United States to an overseas address, ten (10) days after the same is deposited in the United States mail. Notice to directors may also be given orally, in person or by telephone, or by telegram or telex, and such notice shall be deemed to be given upon transmission, in the case of a notice by telegram, or upon receipt of the answer back of the telex machine of the receiving party, in the case of a notice by telex.

     4.2.  WAIVER OF NOTICE.  Whenever any notice is required to be given under
           ----------------
the provisions of the Delaware General Corporation Law or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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                                   ARTICLE V

                                   OFFICERS
                                   --------

     5.1.  OFFICERS.  The officers of the Corporation shall be a Chairman of the
           --------
Board, Vice Chairman, Chief Executive Officer, President, one or more Vice Presidents, a Secretary, a Treasurer, and, if the Board shall so determine, an Assistant Secretary and an Assistant Treasurer. Any two or more offices may be held by the same person.

     5.2.  ELECTION OF OFFICERS.  The officers shall be elected by the Board of
           --------------------
Directors and each shall hold office at the pleasure of the Board of Directors until his successor shall have been duly elected and qualified, or until his death, or until he shall resign or until he shall have been removed in the manner hereinafter provided.

     5.3.  OTHER OFFICERS.  In addition to the officers named in Article I, the
           --------------
Corporation may have such other officers and agents as may be deemed necessary by the Board of Directors. Such other officers and agents shall be appointed in such manner, have such duties and hold their offices for such terms, as may be determined by resolution of the Board of Directors.

     5.4.  RESIGNATION.  Any officer may resign at any time by giving written
           -----------
notice of his resignation to the Board of Directors or to the Chairman of the Board of the Corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     5.5.  REMOVAL.  Any officer may be removed, either with or without cause,
           -------
by action of the Board of Directors.

     5.6.  VACANCY.  A vacancy in any office because of death, resignation,
           -------
removal or any other cause shall be filled by the Board of Directors.

     5.7.  CHAIRMAN OF THE BOARD.  The Chairman of the Board shall preside at
           ---------------------
all meetings of the stockholders and of the Board of Directors. Unless the Board of Directors designates otherwise, the Chairman shall be the Chief Executive Officer of the Corporation. He may sign certificates for shares of stock of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.
The Chairman of the Board shall, in general, perform all duties incident to the office of chairman of the board and such other duties as may be set forth in the By-Laws or may be prescribed by the Board of Directors from time to time.

     5.8.  PRESIDENT.  In the absence of the Chairman of the Board, the
           ---------
President shall preside at meetings of the stockholders and of the Board of Directors. If the Board of Directors does not appoint a Chairman of the Board, the President shall have the authority given the Chairman of the Board in these By-Laws and shall be considered the Chief Executive Officer of the Corporation unless the Board of Directors otherwise designates. The President may sign, with the Secretary or an Assistant Secretary, certificates for shares of stock of the Corporation;

and shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board or by the Board of Directors.

     5.9.  CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer shall have
           -----------------------
direct charge of the business of the Corporation, subject to the general control of the Board of Directors, and shall be the chief executive officer of the Corporation unless otherwise determined by the Board of Directors. The Chief Executive Officer shall have direct charge of the daily operational aspects of the Corporation's business, unless otherwise determined by the Board of Directors, and shall have such other duties as may be assigned to him from time to time by the Board of Directors or its Chairman.

     5.10. VICE PRESIDENT.  In the absence of the President, or in the event of
           --------------
his inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election), shall perform all the duties of the President and such other duties as from time to time may be assigned by the Board of Directors. The Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of stock of the Corporation.

     5.11. TREASURER.  The Treasurer shall have charge and custody of and be
           ---------
responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies and other depositories as shall be selected in accordance with the provisions of Section 6.3; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the Chief Executive Officer or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     5.12. SECRETARY.  The Secretary shall (a) keep the minutes of the
           ---------
stockholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal, if any, of the Corporation;
(d) keep a register of the mailing address of each stockholder; (e) sign with the Chairman of the Board or Vice-Chairman or President or Vice President certificates for shares of stock of the Corporation; (f) have general charge of the stock transfer books of the Corporation; and, in general, perform all duties as from time to time may be assigned to him by the Chairman of the Board, the Chief Executive Officer or by the Board of Directors.

     5.13. POWERS AND DUTIES.  In the absence of any officer of the
           -----------------
Corporation, or for any reason the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being, the powers or duties of such officer, or any of them, to any other officer or to any director. The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties.

     5.14. COMPENSATION.  The compensation of the officers shall be fixed from
           ------------
time to time by the Board of Directors. Nothing contained herein shall preclude any officer from serving the Corporation in any other capacity, including that of director, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving proper compensation therefor.

                                  ARTICLE VI

                         LOANS, CHECKS, DEPOSITS, ETC.
                         -----------------------------

     6.1.  GENERAL.  All checks, drafts, bills of exchange or other orders for
           -------
the payment of money, issued in the name of the Corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the Board of Directors, which designation may be general or confined to specific instances.

     6.2.  LOANS AND EVIDENCES OF INDEBTEDNESS.  No loan shall be contracted on
           -----------------------------------
behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized by the Board of Directors may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligation or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

     6.3.  BANKING.  All funds of the Corporation not otherwise employed shall
           -------
be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may authorize. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation shall be endorsed, assigned and delivered by such person or persons and in such manner as may from time to time be authorized by the Board of Directors.

     6.4.  SECURITIES HELD BY THE CORPORATION.  Unless otherwise provided by
           ----------------------------------
resolution adopted by the Board of Directors, the Chairman of the Board may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the Chairman of the Board may instruct the person or persons so appointed as to the manner of exercising such powers and rights and the Chairman of the Board may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other written instruments as he may deem necessary in order that the Corporation may exercise such powers and rights.

                                  ARTICLE VII

                              STOCK CERTIFICATES
                              ------------------

     7.1.  STOCK CERTIFICATES.  Every stockholder shall be entitled to have a
           ------------------
certificate certifying the number of shares of stock of the Corporation owned by him, signed by, or in the name of the Corporation by the Chairman of the Board, or Vice-Chairman, President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation (except that when any such certificate is countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee the signature of any such officers may be facsimiles). If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except in the case of restrictions on transfer of securities which are required to be noted on the certificate, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     7.2.  LOST, STOLEN OR DESTROYED CERTIFICATES.  The Board of Directors may
           --------------------------------------
direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     7.3.  RECORD DATES.  In order that the Corporation may determine the
           ------------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     7.4.  PROTECTION OF CORPORATION.  The Corporation shall be entitled to
           -------------------------
recognize the exclusive right of a person registered on its books as the owner of stock to receive dividends and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

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

                                 ARTICLE VIII

                                CORPORATE SEAL
                                --------------

     The Corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE IX

                             EMERGENCY REGULATIONS
                             ---------------------

     The Board of Directors may adopt, either before or during an emergency, as that term is defined by the Delaware General Corporation Law, any emergency regulations permitted by the Delaware General Corporation Law which shall be operative only during an emergency. In the event the Board of Directors does not adopt any such emergency regulations, the special rules provided in the Delaware General Corporation Law shall be applicable during an emergency as therein defined.


                                  ARTICLE X

                                  AMENDMENTS
                                  ----------

     These By-Laws may be amended or repealed or new by-laws adopted (a) by the affirmative vote of the holders of at least 66 2/3% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class or (b) by action of the Board of Directors at a regular or special meeting thereof. Any by-law made by the Board of Directors may be amended or repealed by action of the stockholders at any annual or special meeting of stockholders.

                                       11